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                                                                    Exhibit 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of The Yankee Candle Company, Inc. and management's report on the effectiveness of internal control over financial reporting dated March 4, 2005, appearing in the Annual Report on Form 10-K of The Yankee Candle Company, Inc. for the fiscal year ended January 1, 2005

/s/ Deloitte & Touche LLP

Boston, Massachusetts
June 13, 2005